SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

WESTERN ASSET MIDDLE MARKET INCOME FUND INC.

(Name of Registrant as Specified in Its Charter)

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☐	Fee paid previously with preliminary materials.

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Dear Shareholder,

We’ve been trying to reach you regarding your investment in the Western Asset Middle Market Income Fund Inc. At this time, we have no voting instructions updated for your shares, and the deadline is approaching.

The Board is recommending a vote in favor of the proposals, however any vote, either FOR, AGAINST, or ABSTAIN, would be greatly appreciated as it would help the Western Asset Middle Market Income Fund Inc. avoid an adjournment. Additional details about the proposals can be found in the attached proxy statement.

This is a very important matter so please take a moment now to call in your vote at 1-866-859-8682 and provide reference number <<GS Number>>. We are available from 9:00am until 11:00pm weekdays and from noon to 6:00pm Eastern Time on Saturday. The shareholder meeting is scheduled for September 25th, so call us now to ensure that your vote is recorded!

Thank you for your time and attention to this matter. We look forward to your call.